Exhibit 99.1

SolarWinds Announces Fourth Quarter and Full Year 2011 Results

AUSTIN, Texas – February 7, 2012 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its fourth quarter and full year ended December 31, 2011.

•	Record total revenue for the fourth quarter of $55.6 million, representing 34% year-over-year growth.

•	Record total revenue for the full year of 2011 of $198.4 million, representing 30% year-over-year growth.

•	Fourth quarter GAAP operating income of $22.3 million and non-GAAP operating income of $29.3 million, or a non-GAAP operating margin for the fourth quarter of 53%.

•	Fourth quarter GAAP diluted earnings per share of $0.22 and non-GAAP diluted earnings per share of $0.29.

•	Fourth quarter free cash flow of $36.6 million, representing 28% year-over-year growth.

Financial Results

SolarWinds reported record total revenue for the fourth quarter of 2011 of $55.6 million, a 34% increase over total revenue for the fourth quarter of 2010. License revenue of $25.3 million for the fourth quarter of 2011 represented a 27% increase over license revenue for the fourth quarter of 2010. During the fourth quarter of 2011, the assets acquired from DameWare Development contributed license revenue of approximately $200,000, which was consistent with SolarWinds’ previously announced expectations. Maintenance revenue was a record $30.3 million for the fourth quarter of 2011, representing a 41% increase over maintenance revenue for the fourth quarter of 2010.

On a GAAP basis, diluted earnings per share were $0.22 for the fourth quarter of 2011 compared to $0.21 for the fourth quarter of 2010. Non-GAAP diluted earnings per share were $0.29 for the fourth quarter of 2011 compared to $0.24 for the fourth quarter of 2010.

Net cash provided by operating activities was $36.4 million for the fourth quarter of 2011 compared to $20.0 million for the fourth quarter of 2010, representing a year-over-year increase of 82%. Free cash flow was $36.6 million for the fourth quarter of 2011 compared to $28.6 million for the fourth quarter of 2010, representing a year-over-year increase of 28%. Cash, cash equivalents, and investments at the end of the fourth quarter of 2011 were $152.4 million, a decrease of $13.4 million from the end of the third quarter of 2011. During the fourth quarter of 2011, SolarWinds paid approximately $51.0 million in cash to acquire DNSstuff.com and DameWare Development.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds’ use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

“The SolarWinds team delivered very strong performance in the fourth quarter, driving solid results across the board and a great finish to an important year for our company,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer.

“In 2011, we successfully executed against an aggressive plan to extend our unique brand of powerful, affordable and easy to use IT management software far beyond our traditional network management roots. We entered into the systems and application management space with the release of two new products – SolarWinds Application Performance Monitor and Synthetic End-User Monitor – and entered the virtualization management and log & event management markets through two complementary acquisitions,” continued Thompson. In the process, we estimate that we more than doubled our total addressable market opportunity by dramatically increasing the range of IT management problems our products can solve and our relevancy to IT professionals in any size of business. In 2012, we plan to continue disrupting the IT management space by reshaping expectations around how enterprise software is built, purchased, and used, to drive another year of success at SolarWinds.”

SolarWinds’ business highlights during the fourth quarter of 2011 include:

•

SolarWinds completed the acquisition of DameWare Development, deepening SolarWinds’ capabilities in the system and application management markets with powerful, yet affordable and easy-to-use tools for SysAdmins to remotely manage the computers on their networks.

•

The company also expanded its international sights, entering the Japanese market through key partnerships with leading Japanese companies, including Marubeni Information Systems, Mitsuiwa Corporation, and Daikin, in order to promote and sell its unique IT management portfolio to Japanese customers.

•

SolarWinds received honors in Redmond Magazine’s 2011 Readers Choice Awards, including Best Virtualization Management and Optimization Product (VM Monitor) and ISV Winner and Grand Slam Winner for Best Network Performance Management Product (SolarWinds Network Performance Monitor). In addition, Windows IT Pro Magazine awarded SolarWinds Network Performance Monitor (NPM) with the 2011 Editors’ Best and Community Choice gold medal in the Network Management Product Category.

•	SolarWinds released new versions of several products including SolarWinds Network Configuration Manager (NCM), User Device Tracker (UDT), NPM, Storage Manager, and Virtualization Manager.

•

SolarWinds introduced Storage Response Time Monitor, a free tool for monitoring total storage response time in VMWare vSphere deployments and identifying storage IO problems caused by server virtualization.

•	SolarWinds also introduced Real-Time Bandwidth Monitor, a free tool for monitoring bandwidth usage of many interfaces concurrently.

“In 2011, we successfully demonstrated that periods of significant investment in new products and acquisitions can not only coincide with periods of strong growth but also with periods of strong profitability and cash flow generation,” added Mike Berry, SolarWinds’ Chief Financial Officer. “By leveraging our unique financial model and maintaining a sharp focus on ROI, we expect to continue to deliver this combination of solid revenue growth, profit, and cash flow as we move into 2012.”

Financial Outlook

As of February 7, 2012, SolarWinds is providing its financial outlook for its first quarter and full year of 2012. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income as a percentage of revenue, and non-GAAP diluted earnings per share, for the first quarter of 2012 and for the full year 2012. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the First Quarter of 2012

SolarWinds management currently expects to achieve the following results for the first quarter of 2012:

•	Total revenue in the range of $55.5–$56.7 million, or 29% to 32% growth over the first quarter of 2011.

•	Non-GAAP operating income representing approximately 49% of revenue, including the impact of recent acquisitions.

•	Non-GAAP diluted earnings per share of $0.24–$0.25.

•	Weighted average shares outstanding of approximately 76.0 million.

Financial Outlook for Full Year 2012

SolarWinds management currently expects to achieve the following results for the full year 2012:

•	Total revenue in the range of $245.0–$255.0 million, or 24% to 29% year-over-year growth.

•	Non-GAAP operating income representing approximately 50% of revenue.

•	Non-GAAP diluted earnings per share of $1.10–$1.15.

•	Weighted average shares outstanding of approximately 77.5 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 8:00am CST (9:00am EST/6:00am PST). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 800-967-7135 and internationally at +1-719-457-2642. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook and its plan to continue disrupting the IT management space by reshaping expectations around how enterprise software is built, purchased, and used. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management.

Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “plans,” “expects,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K that SolarWinds anticipates filing on or before February 29, 2012. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use certain of these non-GAAP measures to assess operational performance and to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly-titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for the most comparable GAAP measures. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds and the SolarWinds logo are exclusive trademarks of SolarWinds, are registered with the U.S. patent and trademark office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos, including without limitation, Application Performance Monitor, Synthetic End-User Monitor, VM Monitor, SolarWinds Network Performance Monitor, Network Configuration Manager, User Device Tracker, Storage Manager, Virtualization Manager, Storage Response Time Monitor, and Real-Time Bandwidth Monitor, may be common law marks or registered or pending registration in the United States or in other countries. All other trademarks or registered trademarks mentioned herein are used for identification purposes only and may be trademarks or registered trademarks of their respective companies.

© Copyright 2012 SolarWinds, Inc.

CONTACTS:

Investors: Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Media: Tiffany Nels Phone: 512.682.9545 pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$122,707	$142,003
Short-term investments	29,688	—
Accounts receivable, net of allowances of $192 and $201 as of December 31, 2011 and December 31, 2010, respectively	26,965	20,255
Income tax receivable	110	10,350
Deferred taxes	668	261
Other current assets	2,770	3,210

Total current assets	182,908	176,079
Property and equipment, net	7,341	6,702
Deferred taxes	3,334	4,099
Goodwill	110,746	40,424
Intangible assets and other, net	58,079	20,173

Total assets	$362,408	$247,477

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,213	$2,150
Accrued liabilities	9,442	8,588
Accrued earnout	3,513	4,000
Income taxes payable	779	555
Current portion of deferred revenue	73,774	52,583

Total current liabilities	89,721	67,876
Long-term liabilities:
Deferred revenue, net of current portion	3,373	3,175
Non-current deferred taxes	289	—
Other long-term liabilities	4,078	817

Total liabilities	97,461	71,868
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 73,367,367 and 71,658,808 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	73	72
Additional paid-in capital	194,379	165,972
Accumulated other comprehensive loss	(2,769)	(1,256)
Accumulated earnings	73,264	10,821

Total stockholders’ equity	264,947	175,609

Total liabilities and stockholders’ equity	$362,408	$247,477

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
License	$25,283	$19,868	$92,254	$75,603
Maintenance and other	30,326	21,538	106,104	76,790

Total revenue	55,609	41,406	198,358	152,393
Cost of license revenue	1,186	636	4,097	1,943
Cost of maintenance and other revenue	2,212	1,638	7,892	5,987

Gross profit	52,211	39,132	186,369	144,463
Operating expenses:
Sales and marketing	15,152	11,322	53,850	43,252
Research and development	5,692	4,226	21,332	15,731
General and administrative	8,093	5,370	28,076	23,476
Accrued earnout loss (gain)	936	—	(664)	—

Total operating expenses	29,873	20,918	102,594	82,459

Operating income	22,338	18,214	83,775	62,004
Other income (expense):
Interest income	94	42	308	177
Interest expense	—		—	(1,146)
Other income	699	78	720	115

Total other income (expense)	793	120	1,028	(854)

Income before income taxes	23,131	18,334	84,803	61,150
Income tax expense	6,837	3,020	22,360	16,404

Net income	$16,294	$15,314	$62,443	$44,746

Net income per share:
Basic earnings per share	$0.22	$0.22	$0.86	$0.65

Diluted earnings per share	$0.22	$0.21	$0.84	$0.61

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	73,215	70,503	72,812	68,664

Shares used in computation of diluted earnings per share	74,885	73,041	74,413	72,862

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$55,609	$41,406	$198,358	$152,393

GAAP cost of revenue	$3,398	$2,274	$11,989	$7,930
Amortization of intangible assets (1)	(1,011)	(464)	(3,651)	(1,730)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(48)	(35)	(192)	(169)

Non-GAAP cost of revenue	$2,339	$1,775	$8,146	$6,031

GAAP gross profit	$52,211	$39,132	$186,369	$144,463
Amortization of intangible assets (1)	1,011	464	3,651	1,730
Stock-based compensation expense and related employer-paid payroll taxes (2)	48	35	192	169

Non-GAAP gross profit	$53,270	$39,631	$190,212	$146,362

GAAP gross profit as a % of revenue	93.9%	94.5%	94.0%	94.8%
Amortization of intangible assets as a % of revenue (1)	1.8%	1.1%	1.8%	1.1%
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	95.8%	95.7%	95.9%	96.0%

GAAP sales and marketing expense	$15,152	$11,322	$53,850	$43,252
Stock-based compensation expense and related employer-paid payroll taxes (2)	(817)	(568)	(3,363)	(2,788)

Non-GAAP sales and marketing expense	$14,335	$10,754	$50,487	$40,464

GAAP research and development expense	$5,692	$4,226	$21,332	$15,731
Stock-based compensation expense and related employer-paid payroll taxes (2)	(398)	(393)	(1,673)	(1,638)

Non-GAAP research and development expense	$5,294	$3,833	$19,659	$14,093

GAAP general and administrative expense	$8,093	$5,370	$28,076	$23,476
Amortization of intangible assets (1)	(1,487)	(388)	(3,519)	(1,440)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,379)	(1,273)	(5,746)	(7,452)
Public offering costs (3)	—	—	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	(208)
Acquisition related adjustments (4)	(860)	(91)	(2,002)	(501)

Non-GAAP general and administrative expense	$4,367	$3,618	$16,809	$13,922

GAAP accrued earnout loss (gain)	$936	$—	$(664)	$—
Acquisition related adjustments (4)	(936)	—	664	—

Non-GAAP accrued earnout loss (gain)	$—	$—	$—	$—

GAAP operating expense	$29,873	$20,918	$102,594	$82,459
Amortization of intangible assets (1)	(1,487)	(388)	(3,519)	(1,440)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(2,594)	(2,234)	(10,782)	(11,878)
Public offering costs (3)	—	—	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	(208)
Acquisition related adjustments (4)	(1,797)	(91)	(1,339)	(501)

Non-GAAP operating expense	$23,995	$18,205	$86,954	$68,479

GAAP operating income	$22,338	$18,214	$83,775	$62,004
Amortization of intangible assets (1)	2,498	852	7,170	3,170
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,642	2,269	10,974	12,047
Public offering costs (3)	—	—	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	208
Acquisition related adjustments (4)	1,797	91	1,339	501

Non-GAAP operating income	$29,275	$21,426	$103,258	$77,883

GAAP operating margin	40.2%	44.0%	42.2%	40.7%
Amortization of intangible assets as a % of revenue (1)	4.5%	2.1%	3.6%	2.1%
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	4.8%	5.5%	5.5%	7.9%
Public offering costs as a % of revenue (3)	0.0%	0.0%	0.0%	0.1%
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	0.0%	0.0%	0.0%	-0.1%
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	0.0%	0.0%	0.0%	0.1%
Acquisition related adjustments as a % of revenue (4)	3.2%	0.2%	0.7%	0.3%

Non-GAAP operating margin	52.6%	51.7%	52.1%	51.1%

GAAP other income (expense), net	$793	$120	$1,028	$(854)
Debt issuance costs write-off (3)	—	—	—	334
Acquisition related adjustments (4)	34	95	239	257

Non-GAAP other income (expense), net	$827	$215	$1,267	$(263)

GAAP income tax expense	$6,837	$3,020	$22,360	$16,404
Income tax effect on non-GAAP exclusions (3)	1,445	907	4,970	4,494

Non-GAAP income tax expense	$8,282	$3,927	$27,330	$20,898

GAAP net income	$16,294	$15,314	$62,443	$44,746
Amortization of intangible assets (1)	2,498	852	7,170	3,170
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,642	2,269	10,974	12,047
Debt issuance costs write-off (3)	—	—	—	334
Public offering costs (3)	—	—	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	—	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	—	—	208
Acquisition related adjustments (4)	1,831	186	1,578	758
Tax benefits associated with above adjustments (3)	(1,445)	(907)	(4,970)	(4,494)

Non-GAAP net income	$21,820	$17,714	$77,195	$56,722

Non-GAAP diluted earnings per share (5)	$0.29	$0.24	$1.04	$0.78

Weighted average shares used in computing diluted earnings per share	74,885	73,041	74,413	72,862

GAAP net income as a % of revenue	29.3%	37.0%	31.5%	29.4%
Amortization of intangible assets as a % of revenue (1)	4.5%	2.1%	3.6%	2.1%
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	4.8%	5.5%	5.5%	7.9%
Debt issuance costs write-off as a % of revenue (3)	0.0%	0.0%	0.0%	0.2%
Public offering costs as a % of revenue (3)	0.0%	0.0%	0.0%	0.1%
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	0.0%	0.0%	0.0%	-0.1%
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	0.0%	0.0%	0.0%	0.1%
Acquisition related adjustments as a % of revenue (4)	3.3%	0.4%	0.8%	0.5%
Tax benefits associated with above adjustments as a % of revenue (3)	-2.6%	-2.2%	-2.5%	-2.9%

Non-GAAP net income as a % of revenue	39.2%	42.8%	38.9%	37.2%

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. Because of varying fair value amounts of intangible assets, subjective impairment assumptions and the variety of useful lives, which affect the recognition of amortization expense, we believe that the exclusion of amortization expense allows for more accurate comparisons of our operating results to our peer companies. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock- based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
(3)	Other Items. We exclude certain other unplanned items which we believe are not indicative of our continuing operations and which amounts and timing are difficult to estimate in advance, including the following, when applicable: (i) write-off of debt issuance costs; (ii) public offering costs; (iii) lawsuit settlement costs and related legal fees, net of related reimbursements from insurance proceeds; (iv) severance costs related to retirement of certain executive officers; and (v) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Although these events are reflected in our GAAP financials, these transactions which are not indicative of our continuing operations may limit the comparability of our ongoing operations with prior and future periods. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
(4)	Acquisition Related Adjustments. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) legal, accounting and advisory fees to the extent associated with acquisitions; (iii) changes in fair value of contingent consideration; (iv) costs related to integrating the acquired businesses; and (v) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our organic business operations, with respect to each acquisition. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
(5)	Non-GAAP Diluted Earnings Per Share Item. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The non-GAAP diluted earnings per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

SolarWinds, Inc.

Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$36,445	$19,994	$111,418	$66,043
Excess tax benefit from stock-based compensation	1,227	9,381	6,359	26,748
Purchases of property and equipment	(1,102)	(773)	(2,945)	(2,740)

Free cash flow (1)	$36,570	$28,602	$114,832	$90,051

(1)	Free Cash Flow: We define free cash flow as cash flows from operating activities plus the excess tax benefit from stock-based compensation and less the purchase of property and equipment. We believe free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$16,294	$15,314	$62,443	$44,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,234	1,602	9,957	5,498
Provision for doubtful accounts	11	60	97	194
Stock-based compensation expense	2,606	1,926	10,690	10,880
Accrued earnout loss (gain)	936	—	(664)	—
Deferred taxes	2,087	(2,629)	2,123	(2,220)
Excess tax benefit from stock-based compensation	(1,227)	(9,381)	(6,359)	(26,748)
Other non-cash expenses (benefits)	263	(209)	622	470
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	1,224	3,766	(7,038)	(5,078)
Income taxes receivable	(8)	—	(33)	31
Prepaid income taxes	—	—	—	4,675
Prepaid and other current assets	(578)	(769)	(189)	(1,199)
Accounts payable	(282)	235	56	(1,127)
Accrued liabilities	1,235	2,487	747	3,958
Accrued interest payable	—	—	—	(539)
Income taxes payable	5,637	5,447	19,886	17,160
Deferred revenue and other liabilities	5,013	2,145	19,080	15,342

Net cash provided by operating activities	36,445	19,994	111,418	66,043
Cash flows from investing activities
Purchases of short-term, long-term investments	(3,950)	—	(34,129)	—
Maturities of investments	4,000	—	4,000	—
Purchases of property and equipment	(1,102)	(773)	(2,945)	(2,740)
Purchases of intangible assets and other	(191)	(144)	(745)	(795)
Acquisition of businesses, net of cash acquired	(51,000)	—	(109,483)	(28,039)
Earnout payments for acquisitions	—	—	(3,743)	—

Net cash used in investing activities	(52,243)	(917)	(147,045)	(31,574)
Cash flows from financing activities
Repurchase of common stock	(35)	—	(342)	(24,987)
Exercise of stock options	3,148	6,261	11,919	21,032
Excess tax benefit from stock-based compensation	1,227	9,381	6,359	26,748
Repayment of long-term debt	—	—	—	(44,097)
Repayments of capital lease obligations	—	—	—	(9)

Net cash provided by (used in) financing activities	4,340	15,642	17,936	(21,313)
Effect of exchange rate changes on cash and cash equivalents	(1,658)	(553)	(1,605)	(941)

Net increase (decrease) in cash and cash equivalents	(13,116)	34,166	(19,296)	12,215
Cash and cash equivalents
Beginning of period	135,823	107,837	142,003	129,788

End of period	$122,707	$142,003	$122,707	$142,003

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—	$—	$1,280

Cash paid (received) for income taxes	$(97)	$175	$1,013	$(3,282)

Noncash investing and financing transactions
Accrued earnout	$—	$—	$3,938	$3,743

Stock issued for acquisition	$—	$—	$—	$9,221